Exhibit 5.1

February 2, 2018

SharpSpring, Inc.
550 SW 2nd Avenue

Gainesville, FL 32601

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by SharpSpring, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), for:

(a) the offer and sale in a primary offering or offerings by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of up to $50,000,000 in aggregate amount of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) the Company’s debt securities, in one or more series (the “Debt Securities”), which may be issued under an indenture to be dated on or about the date of the first issuance of the applicable Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company (the “Trustee”), in the form filed as Exhibit 4.1 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”), (iv) warrants for the purchase of Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent (the “Warrant Agent”) to be selected by the Company (each, a “Warrant Agreement”), and (v) units comprised of one or more securities described in clauses (a)(i) through (iv) above in any combination (the “Units” and, together with the Common Stock, the Preferred Stock, Debt Securities and the Warrants, collectively being referred to herein as the “Primary Securities”), which may be issued under unit agreements, to be dated on or about the date of first issuance of the applicable Units thereunder, by and between the Company and a unit agent (the “Unit Agent”) selected by the Company (each, a “Unit Agreement”); and

(b) the resale by the selling security holders named in the Registration Statement (the “Selling Security Holders”) of a total of 746,288 shares of the Common Stock (the “Secondary Securities”) previously issued to the Selling Security Holders. The Primary Securities and the Secondary Securities are collectively referred to herein as the “Securities.”

We are acting as counsel for the Company in connection with the registration of the Securities by the Company.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

We have assumed that the Indenture, Warrant Agreement and Unit Agreement will each be duly authorized, executed, and delivered by the Trustee, Warrant Agent and Unit Agent, respectively, thereunder.

With respect to our opinion as to the Common Stock and Primary Securities convertible into or exercisable for shares of Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance under the Company’s amended certificate of incorporation as then in effect and that the consideration for the issuance and sale of the Common Stock (or Debt Securities or Warrants exercisable for Common Stock or any Units of Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock and Primary Securities convertible into or exercisable for shares of Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance under the Company’s amended certificate of incorporation as then in effect and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities or Warrants exercisable for Preferred Stock or any Units of Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that (i) any Debt Securities offered under the Registration Statement, and the related Indenture, if applicable, will be executed by the Company and Trustee, and (ii) any Warrants or Units offered under the Registration Statement, and the related Warrant Agreement and Unit Agreement, as applicable, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.

This opinion is based solely on the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution).

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Common Stock are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable shares of Common Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s then operative certificate of incorporation and bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Common Stock has been issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable shares of Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Preferred Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) an appropriate Certificate or Certificates of Amendment or Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of the State of Delaware prior to the issuance of the Preferred Stock, (vi) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s then operative certificate of incorporation and bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Indenture, if any, relating to the Debt Securities has been duly authorized, executed, and delivered by the Company, (iv) the Indenture, if any, has been duly qualified under the Trust Indenture Act of 1939, as amended, if qualification is required thereunder, (v) an appropriate prospectus supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (vi) if the applicable Debt Securities are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Debt Securities in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture, if any, or other applicable document governing the terms of the Debt Securities, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Debt Securities have been issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement and/or Indenture, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Warrants in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5. With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Units are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Units in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

6. The Secondary Securities have been validly issued, fully paid and nonassessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ DAVID M. BOVI, P.A.
DAVID M. BOVI, P.A.